UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

(Former Name or Former Address, if Changed Since Last Report)

N/A
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2023, Vivian Liu resigned from the Board of Directors of ThermoGenesis Holdings, Inc. (the “Company”). At the time of Ms. Liu’s resignation, Ms. Liu served as the Chairperson of the Audit Committee, a member of the Compensation Committee, and a member of the Governance and Nominating Committee. Ms. Liu’s decision to resign did not involve any disagreements with the Company, the Company’s management, or the Board of Directors on any matter relating to the Company’s operations, policies, or practices.

As a result of Ms. Liu’s resignation, the Board appointed Dr. James Xu, Esq., DBA, PsyD., J.D., CPA to serve as the Audit Committee Chairman. Drs. Russell Medford and Joseph Thomis, independent members of the Board, are also members of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)

Dated: August 29, 2023	/s/ Jeffery Cauble
Jeffery Cauble,
Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)